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                                                                 EXHIBIT (23)(A)
                        CONSENT OF KPMG PEAT MARWICK LLP
BOARD OF DIRECTORS
UNITED FINANCIAL CORPORATION OF SOUTH CAROLINA, INC.
     We consent to the use of our report on the 1995 consolidated financial statements of United Financial Corporation of South Carolina, Inc. included herein and included in the 1995 Form 10-K of United Financial Corporation of South Carolina, Inc. incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Prospectus/Proxy Statement.
                                        KPMG PEAT MARWICK LLP

Greenville, South Carolina
August 28, 1995